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EXHIBIT 23(a)





We consent to the incorporation by reference in the Registration Statement (Form S-8 dated July 28, 1995) pertaining to The LTV Corporation Non-Qualified Stock Option Plan for Certain Key Executives of Continental Emsco Company of our report dated January 26, 1995, with respect to the consolidated financial statements of The LTV Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.





Cleveland, Ohio
July 26, 1995